SUBLEASE

This is an agreement to sublet real property between eLEC Communications, Inc. and Cordia Corporation according to the terms specified below.

The lessor agrees to sublet, and the sublessor agrees to take the premises described below. Both parties agree to keep, perform, and fulfill the promises, conditions and agreements expressed below:

1.   The lessor is eLEC Communications Corp.

2.   The subtenant is: Cordia Corporation

3.   The location of the premises is 509 Westport Avenue, Norwalk, CT 06851

4. The term of this sublease is one (1) year, beginning 4/1/01 and ending 3/31/01. The rent is $ 2,000.00 per month for 1500 square feet of office space, payable in advance on the 30th day of the month. The rent is payable to eLEC Communications Corp., 509 Westport Avenue, Norwalk, CT 06851

5.   The rent payment includes all charges for the use of the phone system;  two
     (2) server racks with servers; common area; and parking connected with premises, as well as all utilities and phone service.

7. Sublessor agrees to surrender and deliver to the lessor the premises and all furniture and decorations within the premises in as good a condition as they were at the beginning of the term, reasonable wear and tear excepted. The sublessor will be liable to the lessor for any damages occurring to the premises or the contents thereof or to the building, which are done by the sublessor.

8. This lease constitutes the sole agreement between the parties and no additions, deletions, or modifications may be accomplished without the written consent of both parties. (Any oral representations made at the time of executing this lease are not legally valid, and therefore, are not binding upon either party).

9. The words "lessor" and "sublessor" as used herein indude the plural as well as the singular; the language of this sublease intends no regard for gender.

10.  Each party signing this sublease acknowledges receipt of a copy thereof.

11. The parties hereby bind themselves to this agreement by their signatures affixed below on this 1st day of April, 2001

     Lessor                             Sublessor


     /s/ Paul Riss                      /s/ Craig Gironda
     --------------------------         ---------------------------
     Paul Riss                          Craig Gironda
     CEO                                CEO